Digital Advantage for Nordic Enterprises and Societies

TietoEVRY merger drives significant value for shareholders Combined market opportunity larger than stand alone and combination positioned to grow Synergies provide attractive profit expansion –significant part materializing already within first twelve months Healthy cash flow anticipated to drive attractive dividend profile and deleverage

Strategic rationale for the merger Creation of a leading Nordic digital services company Complementary markets and services Delivering customers’ digital success and experience Opportunity for employees to shape the future today Strong value creation for shareholders Common values and innovation as a foundation for future expansion

Creating a leading Nordic digital services company Combined Revenue 2018A €2.9 billion Combined Adj. EBIT 2018A €333 million (11.3%)

One of the leading digital services and software companies in the Nordics serving key industries across Sweden, Norway and Finland • Stronger combined position in Sweden • Significant employer in digital services and software in Sweden, Finland and Norway with 24 000 professionals globally • 10 000 digital consultants accelerating Nordic customers digital transformation • Competitive hyperscale platform for cloud and infra services • Globally competitive product development services • Strong Fintech solutions and industry software • Combined revenues of EUR 3 billion with 25% generated from software and related services and 40% from Digital Consulting and Software R&D services

Bigger market opportunity and growth potential with combined strengths Healthy cash flow anticipated to drive attractive dividend profile and deleverage Nordic consulting market growth ˜6% with double - digit growth in design and data practices Fintech market growth over 20% globally Accelerated cloud adoption for with over 15% growth in spend across IaaS 75% of technology spend to be driven by data - rich services and new business models Digital products and IoT to accelerate R&D outsourcing driving ˜8% growth globally 10 000 digital consultants accelerating Nordic customers digital transformation Software and solutions addressing full value chain of Financial Services internationally Competitive hyperscale platform for cloud and infra services Complementary capabilities enabling new transformation opportunities with customers Growth in product development services with larger scale of advanced software engineering ACCELERATED GROWTH Sources: Tieto analysis, Gartner, IDC, Research and Markets database

# High confidence to realize EUR 75 million cost synergies

## – significant part materializing already within first twelve months

| SYNERGY AREA | DRIVERS AND RATIONALE |
|---|---|
| Delivery efficiency | Adopt proven global delivery model, common delivery processes and combined automation investments |
| SG&A optimization | Overlapping support functions, duplicate management combining service practices and shared services |
| Procurement optimization | Negotiate better prices with increased volumes for technology procurement and business expenses |
| Portfolio and site rationalization | Consolidate investment portfolio and drive unified facilities in common locations |

IMPACT

P&L IMPACT

Year-1 Year-2 Year-3



60% achieved by 2021
~90% by 2022

+

| SYNERGY AREA | DRIVERS AND RATIONALE |
|---|---|
| Infrastructure partnerships | Consolidation of infrastructure platforms and partnerships |
| Revenue synergies | Combined growth opportunity especially in Digital Consulting, Cloud and Financial Services |

→ **Further potential in addition to 75M**

EVRY

6

tieto

Strong free cash flow development to enable attractive dividends and deleveraging Synergies Integration costs M&A costs ANNUAL CASH FLOW IMPACT 75 Meur 120 - 140 Meur 30 - 40 Meur Net debt/EBITDA <2 in 2 - 3 years Attractive dividend capacity Anticipated free cash flow profile

Our long - term success driven by highly talented digital professionals Nordic values – openness, respect and diversity Learning as a lifestyle – communities and thought leaders Purposeful day - to - day - work driving sustainable societies Engaging workplace promoting personal growth and well - being Largest community of technology and business professionals in Norway, Sweden and Finland

Timeline for the merger – on track Prospectus made available on 9 August Tieto’s and EVRY’s EGMs to be held on 2 and 3 September, respectively We expect the merger to be concluded during Q4/2019, or during Q1/2020 at the latest, subject to regulatory approvals

TietoEVRY merger drives significant value for shareholders Combined market opportunity larger than stand alone and combination positioned to grow Synergies provide attractive profit expansion – significant part materializing already within first twelve months Healthy cash flow anticipated to drive attractive dividend profile and deleverage

Digital Advantage for Nordic Enterprises and Societies

EVRY in brief

48 local offices in the Nordics 10 countries 3 9 000 employees 28% female employees in the Nordic region Revenue of NOK 1 +10 000 customers Serving customers in public and private sector NOK 18.1 bn . Order backlog 2 #1 Norway #4 Sweden #1 Financial Services in Nordics Relatert bilde Bilderesultat for sweden flag circle Bilderesultat for finland flag circle Picture 8 Image result for uk flag round no background Image result for latvia flag round no background Image result for ukraine flag round no background A picture containing blur Description generated with high confidence A leading Nordic technology provider Norway 46% Sweden 27% Financial Services 27% 12.9 bn. 1) Operating revenue 2018 2) Backlog at JUNE 30, 2019 3) Offices in Norway, Sweden, Finland, Denmark, UK, Ukraine, Latvia, India, Bulgaria, USA A picture containing object Description automatically generated A close up of a logo Description automatically generated NOK 7,8 bill . NOK 0,3 bill . NOK 3,7 bill

From technology focus to a business partner for digital advantage Vendor for IT Services Partner for business outcomes Business development through partnership with customers Technology or resources through transaction Technology - centric Customer - centric Market Frontier Growth > 8% Margin > 10% Market Outback Growth < 5% Margin < 5%

Becoming the digital service orchestrator Vendor for IT Services Partner for business outcomes Technology or resources through transaction Technology - centric Customer - centric Business development through partnership with customers 15

Sensitivity: Internal Consulting Services Application Services Digital Platform Services Proximity to customers Invest in closeness to customers and local presence Eco - system of partners Leveraging strategic partnerships for service excellence at the forefront Our strategy to create digital advantage Focus on key industries Drive business towards value adding industry - specific solutions Operational excellence Integrated offerings Nordic Data Driven Services

Accelerating growth with new go - to - market units Consulting Services Application Services A close up of a logo Description automatically generated A close up of a logo Description automatically generated A close up of a logo Description automatically generated A close up of a sign Description automatically generated A close up of a sign Description automatically generated Small and medium - sized enterprises Industry & Services Retail & Logistics Public & Health Financial Services Nordic Data Driven Services Digital Platform Services

# Continuing our journey towards a Nordic Consulting Powerhouse by addressing customer needs

Understanding of possibilities → Clarity of direction → Enabling value creation → Realizing potential → Sustaining performance

| Practice | FTEs |
| --- | --- |
| Digital Experience | (~ 300 FTEs) |
| Business Consulting | (~ 300 FTEs) |
| AI, Analytics & Insight | (~ 100 FTEs) |
| Application Innovation | (~ 700 FTEs) |
| Business Applications | (~ 450 FTEs) |
| Security & Risk | (~ 140 FTEs) |
| Cloud & Infrastructure | (~ 160 FTEs) |

EnterCard · Säästöpankki · Fremtind · Gjeldsregisteret · petoro · GASSCO · Linköpings kommun · Arbeidstilsynet · CREDITINFO · Derome · BOLIDEN · STANGELAND

A NORDIC CONSULTING ORGANISATION WITH APPROXIMATELY 2 150 CONSULTANTS IN OUR 7 PRACTICESS (EXCLUDING GLOBAL DELIVERY)

18

EVRY

Sensitivity: Internal

Revenue mix Application Services 7.3% Digital Platform Services - 0.1% Fulfilment Services - 32.6% Consulting Services 4.8% Reduced revenue from infrastructure services and fulfilment is in line with corporate strategy – to sell services higher up in the value stack Organic growth 32% 35% 28% 33% 31% 9% H1 2018 H1 2019 27% 6% Consulting Services Application Services Digital Platform Services Fulfilment Services 12.2% 9.4% 7.6% 13.5% 9.6% 13.2% 12.5% 10.8% 11.4% 2016 13.4% 13.0% H1 2017 2017 10.5% 9.8% 13.4% 2018 12.5% 10.3% 7.5% 9.0% 13.8% H1 2018 10.5% 12.3% 10.6% 5.9% H1 2019 Financial Services Group Norway Sweden EBITA margin development (LTM) H1 19